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                                                                       EXHIBIT 4

          Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D to which this Agreement is attached as an Exhibit, and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of the undersigned.

          This agreement may be executed (including by facsimile transmission) with counterpart signature pages or in one or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                         L-3 COMMUNICATIONS CORPORATION


                          By: /s/ Christopher C. Cambria
                              --------------------------------------------------
                              Name: Christopher C. Cambria
                              Title: Senior Vice President, General Counsel and
                                    Secretary


                          L-3 COMMUNICATIONS HOLDINGS, INC.


                          By: /s/ Christopher C. Cambria
                              --------------------------------------------------
                              Name: Christopher C. Cambria
                              Title: Senior Vice President, General Counsel and
                                    Secretary


                          BLUE ACQUISITION CORP.


                          By: /s/ Christopher C. Cambria
                              --------------------------------------------------
                              Name: Christopher C. Cambria
                              Title: Vice President and Secretary

Date: As of August 15, 2002


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